SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2006
FILE NUMBER 811-05426
SERIES NO.: 3


74U.  1   Number of shares outstanding (000's Omitted)
          Class A                                                     17,252
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                                      4,946
          Class C                                                      1,512
          Investor Class                                              23,626


74V.  1   Net asset value per share (to nearest cent)
          Class A                                                     $31.28
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                                                     $28.06
          Class C                                                     $28.08
          Investor Class                                              $31.29